UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 4, 2018

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure.

The information in this Current Report on Form 8-K, including, without limitation, Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly provided by specific reference in such filing. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.
Partial Lease Termination
On Deck Capital, Inc. (the “Company”) entered into a Second Amendment to Sublease (the “Second Amendment”), between DP Media Network LLC, as successor-in-interest to The Denver Post LLC, as sublandlord (the "Sublandlord"), and the Company, as subtenant, which became effective March 29, 2018.
The Second Amendment amended the Sublease Agreement dated as of June 25, 2015 between the Sublandlord and the Company for the Company’s Denver office to, among other things, terminate the Company’s lease obligations with respect to a portion of its office space (the “Released Space”) and surrender the Released Space to the Sublandlord effective as of April 1, 2018.  The Company's lease of the Released Space was previously scheduled to continue through April 2026.
In connection with the Second Amendment, the Company paid the Sublandlord a surrender fee and related charges of approximately $900,000 (the “Surrender Fee”) and expects to record a net charge of approximately $1.1 million in the quarter ended March 31, 2018. The net charge includes the Surrender Fee and the impairment of leasehold improvements and other fixed assets in the Released Space, which were partially offset by other deferred credits. Concurrently, Sublandlord returned to the Company approximately $280,000 from the Company’s security deposit, which the Company applied to the Surrender Fee.
As a result of this transaction, the Company expects to save approximately $6.0 million in future rental payments and achieve net savings, after giving effect to the Surrender Fee, of approximately $5.1 million over what would have been the remaining eight years of the Sublease, of which approximately $500,000 of savings are expected for the remainder of 2018.

Proposed Private Notes Offering

On April 4, 2018, On Deck Capital, Inc. (the “Company”) announced a proposed private offering of $225 million in aggregate principal amount of Series 2018-1 Fixed Rate Asset-Backed Notes (the “Offered Notes”), by its wholly-owned subsidiary, OnDeck Asset Securitization Trust II LLC, which will issue the Offered Notes (the “Issuer”). Collateral for the Offered Notes will consist of, among other things, a revolving pool of the Company’s small business loans. The Offered Notes may be issued in one or more classes.
The net proceeds from the proposed private offering of the Offered Notes will be used by the Issuer, together with other available funds, to optionally prepay in full all $250 million aggregate principal amount of the Series 2016-1 Notes due 2020 (collectively, the “Old Notes”) issued by the Issuer in a prior notes issuance. The exact terms and timing of the proposed offering will depend upon market conditions and other factors.  The Issuer will be the sole obligor of the Offered Notes; the Offered Notes will not be obligations of, or guaranteed by, the Company.
The Offered Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Offered Notes are being offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act.
This Current Report on Form 8-K is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offers of the securities will be made only by means of a private offering memorandum. This Current Report on Form 8-K shall not constitute a notice of optional prepayment with respect to, or effect an optional prepayment of, the Old Notes. Such notice, if given, will be made only in accordance with the documents governing the Old Notes.
Disclosure of Supplemental Information Relating to the Offered Notes
On April 4, 2018, the Company intends to make certain of its supplemental historic loan performance and other data (collectively, the “Supplemental Data ”) available during informational meetings with qualified third parties that are potential purchasers of the Offered Notes. A copy of the Supplemental Data is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01.
By design, the Supplemental Data is different from, and not directly comparable to, the Company’s previously published loan performance information. The Supplemental Data includes information for a specific subset of the Company’s daily and weekly pay U.S. term loans, including both on-balance sheet loans and loans sold to investors, that: (i) had an initial principal balance of $250,000 or less, an original term of 24 months or less and a specified minimum loan yield (excluding origination fees) greater than or equal to 10%; and (ii) were underwritten using a specified minimum amount of monthly bank data. In addition, the Supplemental Data sets forth certain historical delinquency data on the basis of “missed payment factor,” as defined on Exhibit 99.1, and not calendar days past due.  As described in more detail on Exhibit 99.1, the Supplemental Data includes information as of and for the dates and periods shown.
No assurance is given that the Supplemental Data is indicative of the future performance of the Company’s existing or future on-balance sheet loans, or loans sold or loans to be sold.  The Company undertakes no duty to update the Supplemental Data in the future except as may be required by applicable law. The furnishing of the Supplemental Data is not an admission as to the materiality of all or any portion thereof. The Supplemental Data is not to be viewed in isolation and is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017, and other public filings or announcements that the Company has made and may make from time to time with the SEC, by press release or otherwise.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other legal authority. Forward-looking statements can be identified by words such as “proposed,” “ will,” “ enables,” “ expects,” “ allows,” “ continues,” “ believes,” “ anticipates,” “ estimates” or similar expressions. These include statements regarding the expected net charges and net savings in connection with the Second Amendment and surrender of the Released Space, the proposed private offering of the Offered Notes, the contemplated size of the proposed offering of the Offered Notes, possible completion of the proposed offering of the Offered Notes, the prospective impact of the proposed offering of the Offered Notes and plans to repay the Old Notes. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements.  Our expected results may not be achieved, and actual results may differ materially from our expectations.  There can be no assurance that the proposed offering of the Offered Notes will be completed as currently contemplated or at all. Factors that could cause or contribute to actual results differing from our forward-looking statements include risks relating to: risks relating to the final determination of the expected charges and savings in connection with the Second Amendment and the surrender of the Released Space, changes in the financial markets, including changes in credit markets, interest rates, securitization markets generally and our proposed private offering in particular, that can impact the willingness of investors to buy the Offered Notes and the prices and interest rates that investors may require; adverse developments regarding the Company, its business or the online or broader marketplace lending industry generally, which could impact demand for or pricing of the Offered Notes; and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that we file with the SEC from time to time, which are or will be available on the SEC's website at  www.sec.gov . Except as required by law, we undertake no duty to update the information in this report.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Supplemental Company small business loan performance and other data.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2018	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Supplemental Company small business loan performance and other data.